UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2010

Gladstone Commercial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-33097	020681276
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to various provisions of the bylaws of Gladstone Commercial Corporation (the "Company"), as amended on July 10, 2007 (the "Bylaws"), the Board of Directors (the "Board") elected on behalf of the Company to be subject to Sections 3-803, 3-804 and 3-805 of Title 3, Subtitle 8 of the Maryland General Corporation Law (the "MGCL"). In order to confirm this prior election, the Company filed Articles Supplementary (the "Articles") with the State Department of Assessments and Taxation of Maryland (the "SDAT") on March 17, 2010.

The Articles (which are consistent with the current provisions of the Bylaws and the previous disclosure in the Company’s reports filed with the Securities and Exchange Commission) provide for the following: (1) a classified Board, (2) a two-thirds vote requirement for removing a director, (3) a requirement that the number of directors be fixed only by vote of the directors, (4) a requirement that a vacancy on the Board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and (5) a majority requirement for the calling of a special meeting of stockholders.

Section 5(a) of Article II of the Bylaws provides that special meetings of stockholders must be called upon the request of stockholders who hold at least the percentage of stock required by Section 3-805 of the MGCL. Section 3-805 of the MGCL states that the secretary of the Company may only call a special meeting of the stockholders on the written request of the stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting. Therefore, consistent with the Articles filed with the SDAT and pursuant to Section 5(a) of Article II of the Bylaws, a stockholder-requested special meeting may only be called if the request is received from the holders of at least a majority of the Company’s outstanding common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 3.1 - Articles Supplementary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

March 19, 2010	By:	Danielle Jones

Name: Danielle Jones
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Articles Supplementary